UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

                Date of Event Requiring Report: November 30, 2005

                           SATELLITE NEWSPAPERS CORP.
             (Exact name of Registrant as Specified in Its Charter)


           Nevada                       000-26607              88-0390828
----------------------------    ------------------------   ------------------
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)

               2140 South Dixie Highway 303, Miami, Florida 33133
              (Address of principal executive offices) (zip code)

                                 (305) 858-1494
              (Registrant's telephone number, including area code)

          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement;
Item 2.01   Completion of Acquisition or Disposition of Assets;
Item 3.02   Unregistered Sales of Equity Securities.

On November 30, 2005, Satellite Newspapers Corp. (the "Company") entered into a Share Sale and Purchase Agreement whereby the Company agreed to purchase all of the outstanding securities of Lapre, Van Dreven & Hoog Antink ("LVDH") from EMM Group BV ("EMM"). In consideration for all of the shares of LVDH, the Company issued EMM 35,000,000 shares of common stock valued at $0.23 per share and a warrant to purchase 10,000,000 shares of common stock at an exercise price of $0.10 per share for a period of two years. The Company has retained the right to repurchase 20,000,000 shares of common stock at the price of $0.23 per share for a period of one year ("Repurchase Right"). In addition, EMM has the right to convert 20,000,000 of the Company's common stock into a non-interest bearing note at the rate of $0.23 per share. Further, the Company has agreed to repay the note held by EMM or exercise its Repurchase Right using 33.3% of the net proceeds of any future equity financing. In the event that the net average cash flow of LVDH is less than $60,000 per month ending November 30, 2006, then the Repurchase Right or convertible note will be reduced on a pro rata basis.

One of the subsidiaries of LVDH is a production company, which produces, through injection moulds, various plastic half and end products for the retail industry. It also has its own mould shop. A couple of the plastic products it produces are the plastics parts of our KiOSK. The Company intends to take over the production for the whole KiOSK. A second subsidiary of LVDH recycles postindustrial plastic waste and prepares this waste to be used in the plastic injection industry.

The shares were issued in reliance upon exemptions from registration pursuant to
Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Roy Piceni resigned as Chief Executive Officer of the Company pursuant to a resignation letter from Mr. Piceni to the Board of Directors of the Company dated December 5, 2005 (the "Resignation Letter"). Mr. Piceni will continue to serve as the Chairman of the Board of Directors.

On December 5, 2005, the Board of Directors appointed Jerri L. Palmer as the Chief Executive Officer of the Company. Ms. Palmer does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Ms. Palmer has never entered into a transaction, nor is there any proposed transaction, between Ms. Palmer and the Company. The employment agreement entered with Ms. Palmer provides a salary of $72,000 per annum. Ms. Palmer was also granted options to purchase 2,000,000 shares of common stock of the Company of which 1,000,000 shall be exercisable after the first year of employment and 1,000,000 are exercisable after the second year of employment. The exercise price for the options is $0.15.

Since 2004 until Ms. Palmer joined the Company, she owned and operated her own business, TechKnow Consulting Group, which was engaged in the development of technical infrastructures for the hospitality industry. Prior to starting up TechKnow Consulting Group, Ms. Palmer spent 13 years at Burger King World Wide Corporation with the IT division managing many different business units of the organization

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of businesses acquired.

      Audited Financial Statements of LVDH for the years ended December 31, 2004 and 2003 (to be filed by amendment).


      Unaudited Financial Statements of LVDH for the nine months ended September 30, 2005 (to be filed by amendment).


(b)   Proforma Financial Information

      Proforma Financial Information (to be filed by amendment)

(c)   Index of Exhibits.


Exhibit
Number         Description
------         -----------

10.1           Employment agreement between the Company and Ms. Palmer

10.4 Share Sale and Purchase Agreement between the Company and EMM Group BV (incorporated by reference to the Form 10-QSB for the quarter ended September 30, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated:  December 15, 2005            Satellite Enterprises Corp.
        -----------------            ----------------------------
                                     (Registrant)

                                     /s/ Randy Hibma
                                     ----------------------------
                                     Randy Hibma, CFO